SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the Appropriate Box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             IFS INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:________

     2) Aggregate number of securities to which transaction applies:___________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         =======================================================================
         -----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:_______________________

     5)  Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:________________________________________________
     2)  Form, Schedule or Registration Statement No.:__________________________
     3)  Filing Party:__________________________________________________________
     4)  Date Filed:____________________________________________________________

                        Copies of all communications to:
                           MICHAEL D. DIGIOVANNA, ESQ.
                           PARKER DURYEE ROSOFF & HAFT
                                529 Fifth Avenue
                          New York, New York 10017-4608
                                 (212) 599-0500

October 28, 1999



To Our Stockholders:

         The Annual Meeting of Stockholders of IFS International, Inc., a Delaware corporation (the "Company") will be held at 10:00 a.m. on Monday, December 6, 1999, at the offices of Carolina Income Management Group, LLC located at 1400 Harding Place, Suite 100, Charlotte, NC 28204.

         Enclosed is the Company's Notice of the Annual Meeting of Stockholders, Proxy Statement and Proxy Card. The enclosed Proxy Statement and Proxy Card contain details concerning the business to come before the meeting, including
(i) the approval of an amendment to the 1998 Stock Plan to increase the number of shares subject to the plan by 400,000 shares, (ii) the approval of change of corporate name to IFS International Holdings, Inc., (iii) election of the named nominees to the Company's Board of Directors and for the terms indicated, and,
(iv) the ratification of the selection of Urbach Kahn & Werlin PC as the Company's independent auditors for the fiscal year ending April 30, 2000. You should note that the Board of Directors of the Company unanimously recommend a vote "FOR" each of the aforesaid proposals.

         If you were a record holder of the Company's common stock on October 22, 1999, you are eligible to vote with respect to these matters, either personally at the meeting or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. For that reason we request that you sign and return the Proxy Card now. A postage paid envelope is enclosed for your convenience in replying. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

         We look forward to reviewing the activities of the Company with you at the meeting. We hope you can be with us.

                                       Sincerely,

                                       /s/ David L. Hodge


                                       David L. Hodge
                                       President and Chief Executive Officer

                             IFS INTERNATIONAL, INC.
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held December 6, 1999

To the Stockholders of IFS International, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of IFS International, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time, on Monday, December 6, 1999, at the offices of Carolina Income Management Group, LLC located at 1400 Harding Place, Suite 100, Charlotte, NC 28204 , to consider and to vote on the following matters as more fully described in the accompanying Proxy Statement:



          To approve an amendment to the 1998 Stock Plan to increase the number of shares subject to the plan by 400,000 shares;

          To approve changing the name of the Company to "IFS International Holdings, Inc.";

          To elect seven Directors of the Company; and

          To ratify the selection of Urbach Kahn & Werlin PC as the Company's independent auditors for the fiscal year ending April 30, 2000; and

          To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on October 22, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjourned meetings thereof.

         All stockholders are cordially invited to attend the Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope furnished for that purpose as promptly as possible, whether or not you plan to attend the Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person if you wish. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.


                                   By Order of the Board of Directors

                                   /s/ John P. Singleton


                                   John P. Singleton

                                   Chairman of the Board

Dated: October 28, 1999

                             IFS INTERNATIONAL, INC.
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held December 6, 1999


                                VOTING AND PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IFS International, Inc. (the "Company") for use at An Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Monday, December 6, 1999, at the offices of Carolina Income Management Group, LLC located at 1400 Harding Place, Suite 100, Charlotte, NC 28204 (the "Meeting"), and any adjournments thereof. When such proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" (i) the approval of an amendment to the 1998 Stock Plan to increase the number of shares subject to the plan by 400,000 shares, (ii) the approval of change of corporate name to IFS International Holdings, Inc., (iii) election of the named nominees to the Company's Board of Directors and for the terms indicated, and, (iv) the ratification of the selection of Urbach Kahn & Werlin PC as the Company's independent auditors for the fiscal year ending April 30, 2000. Any holder of record giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a later dated proxy, or by voting in person at the meeting. It is anticipated that this Proxy Statement and accompanying Proxy Card will be mailed on or shortly after November 9, 1999, to all stockholders entitled to vote at the Meeting.

At the close of business on October 22, 1999, the record date for determining stockholders entitled to notice of and to vote at the Meeting, the total number of shares of the Company's Common Stock outstanding was 3,845,551 shares. The Common Stock is the only class of security of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on October 22, 1999, will be entitled to vote. A majority of the aggregate number of shares of Common Stock outstanding and entitled to vote must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, a plurality of the aggregate votes cast by the holders of Common Stock voting is required for the election of the named nominees to the Board of Directors. A vote of a majority of the shares of Common Stock outstanding is required to pass upon the proposal to approve 400,000 additional shares issuable under the 1998 Stock Plan (Proposal 1). A vote of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the other matters presented. Abstentions with respect to shares present and voting, in person or by proxy, at the Meeting will be counted in tabulations of the votes cast, except that broker nonvotes will not be counted. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 300 Jordan Road, Troy, New York for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

The Company will pay the expenses of soliciting proxies for the Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor, or by a proxy solicitation agent who is compensated.

                                 PROPOSAL NO. 1

Approval Of 400,000 Additional Shares Issuable Under The 1998 Stock Plan

The stockholders are being asked to approve an amendment to the 1998 Stock Plan (the "Plan", or the "1998 Plan") to increase the number of shares subject to the plan by 400,000 shares, The 1998 Plan was approved by the Board of Directors on May 12, 1998 and approved by the shareholders on March 16, 1999. The purpose of the Plan is to provide the Company with a vehicle to attract, compensate and motivate selected Eligible Persons (as such persons are defined below), and to appropriately compensate them for their efforts, by creating a broad-based stock plan which will enable the Company, in its sole discretion and from time to time, to offer to or provide such Eligible Persons with incentives or inducements in the form of Awards (as such term is defined below), thereby affording such persons with an opportunity to share in potential capital appreciation in the common stock, par value $0.001, of the Company ("Common
Stock"). If approved, a total of 1,800,000 shares of Common Stock ("Plan Shares") will be available for issuance under the Plan.

The 1998 Plan was designed to replace the 1996 Plan, the last broad-based plan approved by the stockholders of the Company. On May 12, 1998 the Board, subject to shareholder approval, which was later obtained, authorized the exchange of the 1996 Plan options for options to purchase 290,000 shares at an exercise price of $1.31 under the 1998 Plan. As of October 22, 1999, the Company had 131,750 shares subject to the existing 1996 Stock Option Plan. The foregoing was conditioned on the 1996 Option holder exchanging the outstanding 1996 Options for new Options. Because the exercise price of the 1996 Options are generally higher than the 1998 Plan Options granted, it is likely all of the 1996 Options will be exchanged. If any 1996 Plan options are not exchanged, then the 1996 Plan will be continued so long as the options remain outstanding, then terminated. It was intended that no additional options would be granted under the 1996 Plan after approval of the 1998 Plan by the stockholders.

As of October 22, 1999, the Company had 1,239,557 shares subject to the existing 1998 Stock Option Plan. Of these shares, 958,000 shares are subject to Options issued to officers and directors, of which 570,000 shares are subject to options granted pursuant to employment agreements which vest over five years, and of which 10,000 shares were issued as grant shares to a director and officer of the Company. If approved, 200,000 of the 400,000 additional shares would be subject to options granted to non officer, non director employees of the Company. An additional 131,750 shares from the 1996 Stock Option Plan have not yet been exchanged for new Options under the 1998 Stock Plan. A portion of the remaining shares would be available for directors pursuant to the Company's policy. If the addition of 400,000 shares of common stock issuable under the 1998 Plan is not approved by the stockholders, the Company intends to issue options to purchase 400,000 shares as non-plan options. See: EXECUTIVE COMPENSATION - Stock Option Plans and - Employment Agreements. Outside directors of the Company receive an option to purchase 10,000 shares of common stock upon each anniversary date of their appointment to the Board. Of the seven directors up for nomination, three are outside directors. They are Messrs. John P. Singleton, DuWayne J. Peterson and C. Rex Welton. An officer of the Company will also receive an option to purchase 5,000 shares of the Company's common stock.

The Board of Directors unanimously recommends that you vote "FOR" the proposal (item 1 on the Proxy Card) approving the addition of 400,000 shares of common stock issuable under the 1998 IFS International, Inc. Stock Plan. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, in favor of the proposed approval the addition of 400,000 shares of common stock issuable under the 1998 IFS International, Inc. Stock Plan. Approval of the additional shares will require the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy and casting votes with respect to this proposal at the Annual Meeting, assuming a quorum is present..

Common Stock Available for Issuance Under Plan; Adjustments

Initially the Plan provided for a total of 1,400,000 shares of common stock authorized for issuance under the Plan. As amended, the plan will provide for a total of 1,800,000 shares of common stock authorized for issuance under the Plan. Any shares of Common Stock which are reserved for issuance pursuant to the terms of a pending Award, but are not issued because the terms and conditions of the Award are not satisfied, or any shares of Common Stock which are used by Recipients to pay all or part of the purchase price for an Award, may again be used for Awards under the Plan. In the event of any change in the Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator will, in its sole discretion, make appropriate adjustments to the number of shares of Common Stock that may be issued under the Plan or in connection with any Award.

Who May Receive Grants of Awards Under the Plan

Any Eligible Person may be granted an Award under the Plan. The term "Eligible Person" means any person who, at the applicable time of the grant or award of an Award under the Plan, is an employee, a director and/or a consultant or advisor to the Company, or of any parent or subsidiary of the Company. The term "Awards" refers to the following types of grants under the Plan: (i) an outright grant of shares of Common Stock ("Grant Shares"), and (ii) the grant of options ("Options") to purchase shares of Common Stock ("Option Shares").

Options  granted may be either (i)  "Incentive  Options,"  which  qualify  under
Section 422 of the Internal Revenue Code of 1986 (the "Code") for preferable income tax treatment, and are specifically granted as Incentive Options under the Plan; or (ii) options not so eligible for such preferable income tax treatment ("Non-Qualified Options"). Incentive Options may only be granted to persons who are employees or who provide bona fide consulting services to the Company or such Affiliate. A person who receives the grant of an Award under the Plan, is referred to as a "Recipient."

As of October 22, 1999, the Company had a total of 103 employees, officers and directors, all of whom are eligible to receive grants of Awards under the Plan.

Administration of Plan

The Plan is administered exclusively by the Plan Administrator, which is defined under the Plan as the Board of Directors of the Company or, to the extent authorized pursuant to the Plan, a committee of two (2) or more members of the Board or certain designated Director-Officers. The Board has designated the Compensation Committee of the Board as the Plan Administrator. Subject to the terms and conditions of the Plan, the Plan Administrator is empowered to determine which persons will be recipients of Awards and the terms and conditions of the award.

Amendment and Termination of Plan; Modification of Awards

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Board of Directors. Neither the Board of Directors nor the Plan Administrator may materially impair any outstanding Awards without the express consent of the Recipient.

Description of Awards

As stated above, the Plan Administrator is authorized, in general, to grant or award to Eligible Persons either (i) an outright grant of Grant Shares, or (ii) the grant of an Option to purchase Option Shares.

Grant Shares

Grant Shares may be awarded in the following different circumstances:

1. As a "bonus" or "reward" for services previously rendered and otherwise compensated.

2. As "compensation" for the previous performance or future performance of services or attainment of goals.

3. In "consideration" for the payment of a purchase price for the Grant Shares.

On May 26, 1999, the Board of Directors approved the issuance of 10,000 Grant Shares under the 1998 Plan to a Director and Officer. These shares were granted as a reward for the Company's prior performance.

Where payment is required to purchase the Grant Shares, the purchase price shall be such price (including at a premium or discount to the current fair market value of the Common Stock) as determined by the Plan Administrator in its sole discretion.

Forfeitable Grant Shares

Once Grant Shares are issued, the Plan Administrator reserves the right to subject or condition the issuance of such shares to the satisfaction of certain vesting conditions based on services to be provided by the Recipient after the shares have been issued or the attainment of specific goals by the Recipient after the shares have been issued. These vesting conditions must be expressly set forth in the Award Agreement at the date of grant of the underlying Award. In the event the Recipient does not satisfy the vesting conditions, the Company may require the Recipient to forfeit any unvested Grant Shares.

Generally, unvested Forfeitable Grant Shares shall immediately vest (i.e., become non-forfeitable upon termination, if the termination was by the Company without cause or by the recipient for a breach of our duty.) Unvested
Forfeitable Grant Shares shall become immediately forfeitable in the event termination is made by the Company or is voluntary by the Recipient.

Options

Incentive Options and Non-Qualified Options may be issued under the Plan unless expressly characterized upon grant as an Incentive Option, all Options are considered to be Non-Qualified Options. Incentive Options result, in general, in more favorable income tax consequences than Non-Qualified Options (see "Certain Federal Income Tax Consequences" below); however, they also contain more restrictive terms than those of Non-Qualified Options. All Options granted to date have been non qualified.

The exercise or "Option Price" to purchase Option Shares shall be such price (including at a premium or discount to the current fair market value of the Common Stock) as determined by the Plan Administrator in its sole discretion. In certain circumstances, however, the Option Price cannot be less than certain amounts. For example, an Incentive Option cannot have an Option Price which is less than 100% of the fair market value of the Common Stock on the date the Incentive Option is granted (unless the Incentive Option is granted to a Recipient who owns more than 10% of the total voting securities of the Company on the date the Option is granted, in which case such Option Price cannot be less than 110% of the fair market value of the Common Stock).

Options must be exercised during the period of time specified in the Award Agreement. No Option may be exercised more than ten (10) years after the date the Option is granted. An Incentive Option granted to a Recipient who owns more than 10% of the total voting securities of the Company on the date the Option is granted must be exercised no later than five (5) years after the date of grant.

Vesting of Options

The vesting or the right to acquire shares subject to an option may be subject to a condition. The most common type of condition is the continued service of the optionee to the Company for a period of time. In addition, most of the Company's options will terminate if the optionee is no longer providing services to the Company. Generally, the option may be exercised for a period of six months after optionee ceases to provide services. If the Company terminates services for any reason other than cause, or the optionee terminates for good reason, including failure of the Company to perform obligations on the award or as otherwise specified by the Plan, all unvested options vest. In all other instances of termination of services, the option may be exercised for 30 days or the optionee loses rights to unvested options.

Payment Terms for Grant Shares or Options

The Recipient shall purchase the Grant Shares, or exercise the Option, by delivery of payment (where payment is required) in cash. The Plan Administrator retains the right, in its sole discretion, to permit Grant Shares or Option Shares to be purchased by: (i) the delivery of other shares of the Common Stock;
(ii) the  surrender or  relinquishment  of rights to shares of the Common Stock;
(iii) a reduction in the amount of any Company liability to a Recipient; (iv) the delivery of a full-recourse promissory note; or (v) a combination of the foregoing.

Assignment

Unless expressly provided in the applicable underlying Award Agreement, a Recipient may not "Dispose" of Forfeitable Grant Shares or Options without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion.

United States Federal Income Tax Consequences

The following summary discusses certain of the United States federal income tax consequences to persons who are citizens or residents of the United States associated with: (i) the grant of an Award under the Plan; (ii) the exercise of an Option granted under the Plan; and (iii) the disposition of Shares issued under the Plan.

Options

Non-Qualified Options

If the Recipient receives a grant of a Non-Qualified Option, the Recipient, if a United States citizen or resident (a "U.S. Taxpayer"), will be taxed pursuant to the rules of Section 83 of the Code. Non-Qualified Options are ordinarily known, for tax purposes, as "non-qualified" or "non-statutory" options. Non-Qualified Options are identified by the Plan as any Option other than an Option expressly designated as an Incentive Option. Incentive Options are subject to different and, in general, more favorable income tax consequences than Non-Qualified Options (see "Incentive Options" below).

Under the rules of Section 83, the grant of non-statutory options to a Recipient who is a U.S. Taxpayer is taxable at date of exercise, as opposed to date of grant, unless certain technical requirements are satisfied. Upon the exercise of a Non-Qualified Option, the Recipient generally must recognize compensation income (which is taxable at ordinary income tax rates) equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise.

The amount and character of any gain or loss realized on a subsequent disposition of Option Shares by the Recipient of a Non-Qualified Option who is a U.S. Taxpayer generally would depend on, among other things, the length of time such shares were held by the Recipient.

Incentive Options

Pursuant to Section 422 of the Code, if a Recipient who is a U.S. Taxpayer receives the grant of an Incentive Option, the Recipient will not be considered to have received taxable income upon either the grant of the Incentive Option or its exercise (as is ordinarily the case with a Non-Qualified Option). Instead, the Recipient will generally recognize taxable income (presumably as a capital gain) upon the sale or other taxable disposition of the Option Shares acquired by the exercise of the Incentive Option, on the full amount of the difference between the amount realized and the option exercise price paid. Any loss upon the taxable disposition of the Option Shares generally would be characterized as a capital loss.

There are several special rules that a Recipient of Incentive Options who is a U.S. Taxpayer must satisfy in order to receive the special income tax benefits afforded under Section 422 of the Code. Failure to satisfy these conditions will result in a partial or entire loss of the intended income tax benefits. These rules are as follows:

1. Only the first $100,000 in Incentive Options granted in any one year will be eligible for the more favorable tax treatment afforded to options granted under the incentive stock option tax rules. Option Shares granted in excess of this threshold amount shall be taxed as Non-Qualified Options.

2. Should the Recipient sell or dispose of the Option Shares acquired by exercise of the Incentive Option within either: (a) two years from the date of grant of the Incentive Option, or (b) one year from the date of transfer of the Option Shares to the Recipient upon the Recipient's exercise of the Incentive Option (a "Disqualifying Disposition"), the Recipient will be required to include the gain realized as ordinary income to the extent of the lesser of: (i) the fair market value of the Option Shares minus the option price; or (ii) the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain.

3. Except upon disability, the Recipient must be an employee of the Company (or a subsidiary) within the three-month period prior to the Recipient's exercise of the Incentive Option in order to be eligible for Incentive Option income tax benefits. Upon exercise of an Incentive Option by a Recipient who is a U.S. Taxpayer, the alternative minimum taxable income of the Recipient will be determined as if such Incentive Option were a Non-Qualified Option in the manner described above.

Grant Shares

If a Recipient who is a U.S. Taxpayer receives a grant of Non-forfeitable Grant Shares, the Recipient will be taxed pursuant to the rules of Section 83 of the Code and the interpretive regulations thereto promulgated by the Internal Revenue Service, unless the Recipient elects under Section 83 to be taxed on the value at time of grant. Pursuant to such rule, the Recipient must recognize compensation income (which is taxable at ordinary income tax rates) equal to the "spread" between the fair market value of the Non-forfeitable Grant Shares on the date of grant and any consideration paid by the Recipient for such shares.

Non-forfeitable Grant Shares

Where the Recipient receives Non-forfeitable Grant Shares, the Recipient will not be required to pay any consideration for such shares, and thus there will be no offset for consideration paid. Accordingly, in both cases the Recipient will recognize as compensation income an amount equal to the full fair market value of such Non-forfeitable Grant Shares on the date of grant.

In the case where the Recipient purchases Non-forfeitable Grant Shares, the Recipient will be required to pay consideration for such shares, and there will be an offset for consideration paid. Accordingly, the Recipient will recognize as ordinary compensation income an amount equal to the full difference between the fair market value of such Grant Shares on the date of grant and the consideration paid by the Recipient for such shares.

Forfeitable Grant Shares

Since the Forfeitable Grant Shares are subject to certain vesting conditions the Recipient would not recognize compensation income until such time as the applicable conditions lapse or are satisfied, at which time the Recipient would recognize ordinary compensation income equal to the "spread" between the fair market value of the Forfeitable Grant Shares as of the date of lapse or satisfaction of the underlying conditions and the amount of any consideration paid by the recipient.

Payment With Other Shares of Common Stock Owned by Recipient

The Recipient may, if permitted by the Plan Administrator or the terms of the underlying Award Agreement, pay for Grant Shares or Option Shares through delivery of already-owned shares of Common Stock in lieu of cash. In this case differing tax consequences may result. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that: (i) to the extent an equivalent number of shares is acquired, the Recipient will recognize no gain and the Recipient's basis in the shares acquired upon such exercise will be equal to the Recipient's basis in the surrendered shares; and
(ii) any additional shares acquired upon such exercise are compensation to the Recipient taxable under the rules described above and the Recipient's basis in any such additional shares is their then fair market value.

                                 PROPOSAL NO. 2

APPROVAL OF CHANGE OF CORPORATE NAME TO IFS INTERNATIONAL HOLDINGS, INC.

The stockholders are being asked to approve the change of the name of the Company to IFS International Holdings, Inc., which was approved by the Board of Directors on October 18, 1999. The purpose of the name change is to establish a clear distinction between parent and subsidiary. The change would require amendment of the Corporation's Certificate of Incorporation, as set forth in the proposed amendment which is attached hereto as Appendix 1.

The Board of Directors unanimously recommends that you vote "FOR" the proposal (item 2 on the Proxy Card) approving the change of the Company's name to IFS International Holdings Inc. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, in favor of the proposed approval of the change of the Company's name to IFS International Holdings Inc. The amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                                 PROPOSAL NO. 3

TO ELECT SEVEN DIRECTORS OF THE COMPANY

The following  incumbent  directors are being  nominated for  re-election to the
Board:

              Frank A. Pascuito, David L. Hodge, Simon J. Theobald,
     John P. Singleton, DuWayne J. Peterson, Per Olof Ezelius, C. Rex Welton


Information Concerning Nominees

The following table sets forth the positions and offices presently held with the Company by each nominee, his age and his tenure as a director:

                              Positions Presently Held                  Director
Name                   Age    with the Company                          Since
-------------------   -----   ---------------------------------------   --------
Frank A. Pascuito......43     Executive Vice President  and Director        1989

David L. Hodge.........60     President, Chief Executive Officer and
                              Director                                      1997

Simon J. Theobald .....36     Executive Vice President and Director         1994

John P. Singleton......62     Chairman of the Board of Directors            1997

DuWayne J. Peterson....67     Director                                      1997

Per Olof Ezelius.......50     Director                                      1998

C. Rex Welton..........59     Director                                      1998

Frank A. Pascuito is currently an Executive Vice President of the Company and a member of the Board. Mr. Pascuito was the Chief Executive Officer and Chairman of the Board of the Company from 1989 to 1998. Mr. Pascuito co-founded the Company's predecessor company, Avant-Garde Computer Systems, Inc., a New York corporation engaged in the development and marketing of software (the "Predecessor"), in 1981 and served as its President until November 1987 and as its Vice President of Product Planning until 1989. Prior to 1981, he was employed by NCR Corporation's ATM software development team. As a consultant to NCR in 1979, he assisted in the development and performed the installation of the first on-line/off-line ATM system for NCR in the United States. Mr. Pascuito has over ten years of operating and marketing experience in EFT system design, sales and service. Mr. Pascuito is a graduate of the State University of New York at Potsdam with a B.S. degree in Computer Science. He is active in several area professional organizations dealing with technology, software, and world trade.

David L. Hodge has been President and CEO of the Company since February 1998. Mr. Hodge has been a director of the Company since September 1997. Mr. Hodge is a graduate of West Point, and has over 30 years experience in software development. His last position was vice president in charge of product development for the Cable and Broad band Solutions Group of Cincinnati Bell Information Systems (CBIS). Prior to CBIS, Mr. Hodge held various senior management positions at Ernst & Young, CBS/Newtrend, Anacomp and Great Western Bank. Notable projects completed by Mr. Hodge include the development and delivery for production of the client/server-based Precedent 2000 system currently used to provide customer care and billing services to a large segment of the Telecommunications personal communication systems (PCS) market, a client/server based Centrex provisioning system for British Telecom in the United Kingdom and several products for the banking industry for advanced imaging and document management. In addition to his technical management responsibilities at CBIS, Mr. Hodge led initial CBIS efforts to attain ISO 9000 compliance. This initiative led to the ISO 9000 certification of a major international data system serving British Telecom.

Simon J. Theobald is currently an Executive Vice President of the Company and a member of the Board. Mr. Theobald has been a director of the Company since December 1994 and was the Director of Sales and Marketing of the European Division based in London between 1992 and 1998. From 1986 to April 1992, he was employed by Applied Communications Inc., a subsidiary of Transaction Systems Architects, Inc. Mr. Theobald has more than fifteen years experience in the electronic funds transfer industry. Mr. Theobald is a graduate of De-Havilland College with qualifications in computer studies and technology.

John P. Singleton is currently Chairman of the Board and has been a director of the Company since April 1997. In July 1997 he was appointed Chairman of its Executive Committee. From 1992-1996, Mr. Singleton had been General Manager, Business Development of IBM/Integrated Systems Solution Corporation. Between 1982-1992, he held several positions with Security Pacific Corporation ranging from Senior Vice President Central Information Group to Vice Chairman and Chief Operating Officer and member of the Office of the Chairman. Mr. Singleton is a graduate of Arizona State University with a B.S. degree in Business Management.

DuWayne J. Peterson has been a director of the Company since July 1997. Mr. Peterson is also the Chairman of the Company's Compensation Committee. Mr. Peterson is President of DuWayne Peterson Associates, a consulting firm specializing in the effective management of information technology. Prior to forming his firm in 1991, he held the position of Executive Vice President, Operations, Systems and Telecommunications at Merrill Lynch. Mr. Peterson holds a B.S. degree from M.I.T. and an MBA from UCLA.

Per Olof Ezelius has been a director of the Company since May 1998. Mr. Ezelius has held the office of President and CEO of NCI since October 1992. Since starting with NCI in 1986 where he launched the European Sales operation, Mr. Ezelius has also held positions of Vice President of Worldwide sales and Chief Operating Officer. Prior to NCI, Mr. Ezelius held the position of Vice President of Marketing and Project Management for Inter Innovation AB in Stockholm, Sweden. Mr. Ezelius started his career in 1971 with systems design and application software development for the first generation of programmable branch automation systems.

C. Rex Welton has been a director of the Company since October 1998. Mr. Welton is also a principal of Carolina Income Management Group, LLC. Prior to this endeavor, Mr. Welton served as president of Parnell-Martin Companies, LLC for 26 years. Mr. Welton is a graduate of the University of North Carolina at Chapel Hill with a B.S. degree in Business Administration.

Mr. Arnold Wells is not standing for re-election this year.

The Board of Directors unanimously recommends that you vote "FOR" the proposal (item 3 on the Proxy Card) electing the named nominees to the Board of Directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, in favor of the proposal to elect the named nominees. The re-election must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy and casting votes with respect to this proposal.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of October 22, 1999, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Officer, and, (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

The following table includes common stock owned and issuable pursuant to stock options exercisable within sixty days.

Name and Address of                  Title of     Number Of Shares    Percentage
Beneficial Owner                      Class      Beneficially Owned    of Class
 --------------------------------       --------      -----------       -------
Frank A. Pascuito......................  Common        305,519(1)           7.6%
Rensselaer Technology Park
300 Jordan Road
Troy, NY 12180

Simon J. Theobald......................  Common         96,711(2)           2.5%
Little Elms, 12 Green Lane,
Croxley Green, Rickmansworth,
Hertfordshire, WD3 3HR England

John P. Singleton......................  Common        111,581(4)           2.9%
4331 Rosecliff Drive
Charlotte, NC 28277

DuWayne J. Peterson....................  Common         48,125(5)           1.2%
225 South Lake Ave.
Pasadena, Ca. 91101

David L. Hodge.........................  Common        108,442(6)           2.8%
300 Jordan Road
Troy, NY 12180

Per Olof Ezelius.......................  Common      1,095,441(7)          28.3%
Nine Woodlawn Green
Charlotte, NC 28217

C. Rex Welton..........................  Common         61,809(8)           1.6%
P. O. Box 6127
Charlotte, NC 28207-0001

John Shahda............................  Common        200,800              5.2%
30 S. Pearl Street
Albany, NY 12207

All directors, executive officers, and known 5%
or more shareholders as a group
(8 persons)............................  Common      2,028,428(9)          47.5%

--------

(1) Includes 150,738 shares issuable upon exercise of stock options.

(2) Includes 96,691 shares issuable upon exercise of stock options.

(3) Includes 19,958 shares issuable upon exercise of stock options.

(4) Includes 49,481 shares issuable upon exercise of stock options.

(5) Includes 15,425 shares issuable upon exercise of stock options.

(6) Includes 88,442 shares issuable upon exercise of stock options.

(7) Includes 24,722 shares issuable upon exercise of stock options.

(8) Includes 3,309 shares issuable upon exercise of stock options.

(9) Includes 428,808 shares issuable upon exercise of stock options.

Identification of Executive Officers
(Excludes Executive Officers who are also Directors)

Name                 Age  Position(s)                 Principal Occupation


Carmen A. Pascuito   40   Controller       Carmen A. Pascuito has been Secretary
                          and Secretary    of the  Company since  December  1996
                                           and  its  Controller since 1989.  Mr.
                                           Pascuito  joined the  Predecessor  in
                                           1985 as a staff accountant and became
                                           its Controller  in 1988. Mr. Pascuito
                                           is a graduate of Siena College with a
                                           B.B.A. degree in Accounting.

Frank A. Pascuito and Carmen A. Pascuito are brothers.

Executive officers are elected annually by the Company's Board of Directors to hold office until the first meeting of the Company's Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified.

Information Concerning the Board

The Board of Directors held 6 meetings during the year ended April 30, 1999.

The Board of Directors presently has standing Audit, Executive, Compensation, Acquisition, Sales and Marketing, and Strategic Planning Committees, the membership and principal responsibilities which are described below:

Audit Committee

Members: Arnold Wells (Mr. Wells will not be seeking re-election), John P. Singleton, and DuWayne J. Peterson

The Audit Committee's functions include recommending to the Board of Directors the selection of the Corporation's independent public accountants and reviewing such accountants results of their audit, the adequacy of the Corporation's system of internal accounting controls, and any material breakdown in such controls.

Executive Committee

Members: Frank A. Pascuito, David L. Hodge, DuWayne J. Peterson, and John P. Singleton

The Executive Committee may, between meetings of the Board of Directors, exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except with respect to certain significant corporate matters reserved to the Board by Delaware law, such as amendments to the Certificate of Incorporation or By-Laws of the Corporation.

Compensation Committee

Members: David L. Hodge, DuWayne J. Peterson, and John P. Singleton

The Compensation Committee's functions include reviewing and making proposals to the Board of Directors with respect to matters having to do with the compensation of senior executives of the Corporation and administering all plans relating to the compensation of officers, including the 1988 Stock Option Plan, the 1996 Stock Option Plan, and the 1998 Stock Plan.

Acquisition Committee

Members: Frank A. Pascuito, John P. Singleton, Simon J. Theobald, and Per Olof Ezelius

The Acquisition Committee's functions include developing the Corporation's acquisition strategy, the analysis and due diligence of acquisition candidates, as well as making recommendations to the Board, and also to monitor specific acquisition projects.

Sales and Marketing Committee

Members: Simon J. Theobald, C. Rex Welton, and Per Olof Ezelius

The Sales and Marketing Committee's function's includes developing the corporate image of the Company, identifying sales policies for short term and long term growth, defining this in the Corporation's Sales and Marketing Plan and monitoring implementation of the plan.

Strategic Planning Committee

Members: Simon J. Theobald, John P. Singleton, Per Olof Ezelius, and Frank A. Pascuito

The Strategic Planning Committee's functions include reviewing the Corporation's
strategic  plan,   monitoring  plan  implementation  and  provide  guidance  and assistance to the Corporation's Chief Executive Ofiicer.

       The Company does not have a nominating committee, charged with the search for and recommendation to the Company's Board of Directors of potential nominees for the Company's Board of Directors positions. These functions are performed by the Company's Board of Directors as a whole.

 Section 16 (a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on its review of the copies of such forms received by it, or written representations, the Company believes that during the fiscal year ended April 30, 1999, no officer, director or greater than 10% beneficial owner was late with his filings.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued by the Company or its subsidiary for services rendered during the fiscal years ended April 30, 1999, 1998, and 1997 by its Chief Executive Officer and each of its executive officers whose compensation exceeded $100,000 during its fiscal year end April 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation             Long-Term
                                                                    Compensation
                                                        Other
                                                        Annual       Securities
Name and                 Fiscal                         Compen-      Underlying
Principal Position        Year   Salary     Bonus       sation        Option(s)
------------------       ------  -------   -------     --------      -----------
David Hodge.............. 1999  200,769          -      27,500(1)     310,000
 President and CEO        1998   41,538          -      10,500(2)      60,000
                          1997       -           -           -              -

Frank Pascuito........... 1999  130,038          -           -        221,750
 Executive Vice President 1998  114,810     50,000           -         18,722
                          1997   94,061(3)  50,305           -         87,485

Simon Theobald........... 1999  265,029          -           -        175,000
Executive Vice President  1998  206,408          -           -         15,000
                          1997  183,790          -           -         25,000

Per Olof Ezelius......... 1999  151,500          -      27,960(4)      25,000
  President and CEO/NCI   1998   55,767    100,000      50,000(5)      18,000
                          1997        -          -           -              -


--------

(1) Represents 10,000 shares of the Company's Common Stock at market value of $2.75 at May 26, 1999.

(2) Amount in Other Annual Compensation represents amounts paid for board member fees prior to appointment as President and CEO.

(3) Does not include accrued interest of $2,367 for the fiscal years ended April 30, 1997 for salaries earned but deferred. The interest rate on such deferred salaries was 12% per annum. See "Certain Relationships and Related Transactions."

(4) Reimbursement of real estate fees paid to Mr. Per Olof Ezelius in connection with the sale of property.

(5) 25,000 shares issued to Mr. Per Olof Ezelius pursuant to Extension Agreement. Market Value $2.00 per share.

Outside Board Directors, of which there are currently four, are compensated with a $6,000 annual retainer and an additional Board meeting fee which can range from $250 to $2,000 per meeting. If an outside Director serves on a committee, then they are also entitled to a $500 committee meeting fee. All outside Directors receive an option to purchase 10,000 shares of the Company's common stock annually, upon each anniversary of their appointment to the Board.



         The following table sets forth all grants of stock options to each of the named executive officers of the Company during the fiscal year ended April 30, 1999.

                Option Grants in Fiscal Year Ended April 30, 1999

                    Number of
                    Shares of       % of Total
                   Common Stock      Options
                    Underlying      Granted to
                     Options       Employees in        Per Share      Expiration
Name                 Granted        Fiscal Year      Exercise Price      Date
-----------------  -------------   ------------      --------------   ----------
David L. Hodge            20,000          1.7%         $2.63           02/15/09
David L. Hodge           270,000         22.8%         $2.63           02/15/09
Frank A. Pascuito         10,000          0.8%         $2.63           02/15/09
Frank A. Pascuito        150,000         12.7%         $2.63           02/15/09
Frank A. Pascuito         59,536          5.0%         $1.50           09/01/08
Frank A. Pascuito            214          0.0%         $2.81           11/07/08
Frank A. Pascuito          2,000          0.2%         $3.50           04/14/09
Simon J. Theobald         10,000          0.8%         $2.63           02/15/09
Simon J. Theobald        150,000         12.7%         $2.63           02/15/09

    The following table sets forth information as to options exercised by each of the named executives during the fiscal year ended April 30, 1999, and the value of in-the-money options held as of April 30, 1999.

                       Option Exercises and Option Values


                                                                    Number of Securities        Value of Unexercised
                           Number of Shares                        Underlying Unexercised           In-the-Money  (1)
                           of Common Stock                      Options as of April 30, 1999   Options as of April 30, 1999
                             Acquired on                        ----------------------------   ----------------------------
      Name                     Exercise        Value Realized    Exercisable  Unexercisable    Exercisable    Unexercisable
---------------------      ----------------    --------------    -----------  -------------    -----------    -------------
David L. Hodge
 President and CEO                0                  $0           36,577        313,423              $0             $0

Frank Pascuito,
 Executive Vice President         0                  $0          201,397        154,910        $215,967             $0

Simon Theobald,
 Executive Vice President         0                  $0           70,970        164,030         $54,750             $0

Per Olof Ezelius,
 President and CEO/NCI            0                  $0           15,511         27,489          $1,126         $2,374

(1) Based on a market price of $2.45 per share at April 30, 1999.


Employment  Agreements

In January, 1999, the Company entered into amended employment agreements (the "Employment Agreements") with each of Messrs. David Hodge, Frank Pascuito and Simon Theobald (each an "Executive").

The initial term of Mr. Hodge's Employment Agreement extends from February 15, 1998 to February 14, 2003, and is automatically renewed annually thereafter. Under Mr. Hodge's Employment Agreement, Mr. Hodge will receive (i) an annual base salary of $200,000, subject to an increase commencing on June 1, 1998 based on the increase in the consumer price index and periodic review after May 31, 1999; (ii) an annual bonus (which shall not exceed 80% of the annual base salary) based on the achievement of performance goals agreed to by the Executive and the Board; (iii) stock options granted immediately under the 1998 Stock Plan for the purchase of 270,000 shares of the Company's common stock vesting over a period of five years, 54,000 shares on February 15, 1998 and 54,000 shares thereafter on each February 15 through 2002; (iv) life insurance or death benefits in the amount of $500,000; (v) an annuity of $40,000 per year for the joint lives of the Executive and his spouse.

The initial term of Mr. Pascuito's Employment agreement extends from January 1, 1997 to December 31, 2001, and is automatically renewed annually thereafter. Mr. Pascuito will receive (i) an annual base salary of $130,000; (ii) a commission;
(iii) an annual performance bonus; (iv) stock options previously granted for the purchase of 75,000 shares of the Company's common stock at $1.31 per share; (v) stock options under the 1998 stock plan for the purchase of 150,000 shares of the Company's common stock vesting over a period of five years, 30,000 shares on each anniversary date of his employment agreement.

The initial term of Mr. Theobald's Employment Agreement extends from February 24, 1998 to December 31, 2003, and is automatically renewed annually thereafter. Mr. Theobald will receive: (i) an annual base salary composed of a fixed portion totaling $130,000 per year; (ii) a commission (iii) an annual performance bonus;
(iv) stock options (previously granted) for the purchase of 55,000 shares of the Company's common stock; (v) stock options under the 1998 stock plan for the purchase of 150,000 shares of the Company's common stock vesting over a period of five years, 30,000 shares on each anniversary date of his employment agreement.

Each of the three agreements provides automobile allowances and allowances for club membership.

The Employment Agreements of Messrs. Pascuito and Theobald provide upon termination for death or disability, the executive shall receive: his annual fixed salary accrued and other benefits and compensation, but no less than 6 months fixed salary. Additionally, all unvested stock options which have been or are scheduled to be granted pursuant to the Agreement shall immediately vest. Where a termination is due to a "Change in Control," without cause or by the Executive for good reason as defined therein the Agreement provides that the Company will pay compensation and certain allowances and benefits to the Executive through the end of the then-applicable term.

The Employment Agreement of Mr. Hodge provides that if the termination of the Agreement is due to death, disability or by the Company for "Cause," the Executive shall receive: 6 months of his annual salary, accrued compensation and benefits to date plus other allowances. Where a termination is due to a "Change in Control," without cause, or by the Executive for good reason, as defined therein the Agreement provides that the Company will pay compensation and certain allowances and benefits to the Executive through the end of the then applicable term. Additionally, all unvested stock options which have been or are scheduled to be granted pursuant to the Agreement shall immediately vest.

Under the Employment Agreements; a "Change in Control" includes (i) an acquisition whereby immediately after such acquisition, a person holds beneficial ownership of more than 50% of the total combined voting power of the Company's then outstanding voting securities; (ii) if in any period of three consecutive years after the date of the Employment Agreements, the then incumbent board, ceases to constitute a majority of the Board for reasons other than voluntary resignation, refusal by one or more Board members to stand for election, or removal of one or more Board member for good cause; or (iii) the Board of Directors or the stockholders of the Company approve (A) a merger, consolidation or reorganization; (B) a complete liquidation or dissolution of the Company; or (C) the agreement for the sale or other disposition of all or substantially all of the assets of the Company.

On January 30, 1998, Mr. Per Olof Ezelius entered into an employment agreement with Network Controls International, Inc. ("NCI") to serve as its President and Chief Executive Officer for an initial term of three years and three months, commencing January 30, 1998, and ending April 30, 2001 (the "Original Employment Agreement"). On May 12, 1998, the Company entered into an extension agreement (the "Extension Agreement") with Mr. Ezelius which provides that the term of the covenant not to compete (as referred to in the Original Employment Agreement) is extended from a period of one year to two years commencing from the expiration of the Original Employment Agreement. Such Extension Agreement further provides that the Company grant to Mr. Ezelius: (i) 25,000 shares of common stock; (ii) 25,000 options to purchase Company common stock (such exercise price being equal to the fair market value of such common stock on May 12, 1998); and (iii) a cash bonus equal to $100,000.

The original employment agreement provides for Mr. Ezelius to receive an annual base salary composed of a fixed portion totaling $150,000 per year and an annual performance bonus.

The foregoing summaries are intended as general descriptions of the terms of the Employment Agreements and the Extension Agreement, and are limited in their entirety by the actual language of the Employment Agreements and the Extension Agreement.

Stock Option Plans

The Company has three option plans: the 1998 Stock Plan (the "1998 Plan"), the 1996 Stock Option Plan (the "1996 Plan") and the 1988 Stock Option Plan (the "1988 Plan").

The purpose of all the option plans is to provide the Company with a vehicle to attract, compensate and motivate selected eligible persons, and to appropriately compensate them for their efforts, by creating a broad-based stock plan which will enable the Company, in its sole discretion and from time to time, to offer to or provide such eligible persons with incentives or inducements in the form of awards as such term is defined below, thereby affording such persons an opportunity to share in potential capital appreciation in the common stock of the Company.

The 1996 Plan provides for the issuance of options to purchase Common Stock to key employees, officers, directors and consultants. As of April 30, 1999, there were options outstanding to purchase 290,000 shares of Common Stock under the 1996 Plan. All options are exercisable at prices ranging from $2.94 to $7.31 per share and expire in various years between 2007 - 2008.

The 1998 Plan was approved by the Board of Directors on May 12, 1998, and by the shareholders on March 16, 1999. A total of 1,400,000 shares of Common Stock ("Plan Shares") are available for issuance, of which 1,239,557 are outstanding subject to options or stock grants under the 1998 Plan. The Company proposed to increase the number of shares subject to this plan to 1,800,000 shares.
(See proposal 1 for description of 1998 Plan.)

Both the 1996 Plan and the 1998 Plan provide for its administration by the Board of Directors or a committee chosen by the Board of Directors, which has discretionary authority, subject to certain restrictions, to determine the number of shares issued pursuant to Incentive Stock Options and Nonstatutory Stock Options and the individuals to whom, the times at which and the exercise price for which options will be granted.

The 1988 Plan provides for the issuance of options to purchase Common Stock to key employees, officers, directors and consultants. As of April 30, 1999, there were options outstanding to purchase 216,140 shares of Common Stock under the 1988 Plan. All options are exercisable at prices ranging from $0.66 to $3.50 per share and expire in various years between 1999 - 2009. As of April 30, 1999, there were no options available for grant to purchase shares of Common Stock under the 1988 Plan.

Certain Relationships and Related Transactions

On September 1, 1998, Mr. Charles J. Caserta, co-founder of IFS International, Inc., resigned from the Company as Director of Business Development and a Director. At that time, Mr. Caserta and the Company entered into a termination, severance and release agreement (the "Termination Agreement"). As part of the Termination Agreement, the Company was obligated to pay Mr. Caserta an aggregate of $502,660 of which $361,446 ($2.00 per share) represented consideration for his shares ("Caserta Shares") , $21,214 for the surrender of his options and $120,000 representing other termination benefits. The Company sold the Caserta Shares to several individuals for $382,660 or approximately $2.12 per share simultaneously with the purchase of the shares from Mr. Caserta. Of the Caserta Shares sold, Messrs. John Singleton and DuWayne Peterson, directors of the Company, purchased 50,000 and 25,000 shares, respectively. Messr. C. Rex Welton also purchased 50,000 of the Caserta Shares prior to his appointment as a director of the Company.

In April 1998, IFS issued a purchase order for $259,600 to Euro-Tech International ("ETI") to obtain ISO 9000 registration. ETI is an Arizona based corporation that specializes in guiding companies through the ISO 9000 certification process. ISO 9000 is an established international business standard. ISO 9000 requires that the core processes of company's business is documented, understood and followed by company personnel. ISO 9000 is becoming a standard for companies in the global market. ETI is also a subsidiary of Tech Metrics International, Inc. of which Mr. David L. Hodge, President and CEO of IFS International, Inc. is a director.

On January 30, 1998 the Company acquired all of the outstanding shares of capital stock of NCI Holdings, Inc. ("Holdings"). Pursuant to the terms of the Merger Agreement, Per Olof Ezelius ("Ezelius"), the sole beneficial owner of Holdings' capital stock, received 87,094 shares (the "Base Consideration") of Preferred Stock valued at $620,545. The Company has registered all of these shares of Preferred Stock under the Securities Act of 1933.

The Merger Agreement required Holdings to satisfy indebtedness to former stockholders of Holdings and NCI arising pursuant to agreements for the purchase of shares entered into in 1993 and 1995. Immediately prior to the merger, the Company advanced $840,000 to Holdings, which was utilized to satisfy existing indebtedness of Holdings as required by the Merger Agreement. Pursuant to the terms of the Merger Agreement, Ezelius entered into a separate employment agreement with NCI to serve as Chief Executive Officer of NCI for a period of 39 months, commencing January 30, 1998, at a base salary of $150,000 per year. Ezelius also was granted options under the 1996 Plan to purchase 18,000 shares of the Company's Common Stock at $5.00 per share. This option was subsequently exchanged for a new option under the 1998 Plan at $1.31 per share.

After review and discussion, the Company determined on August 31, 1999 to award 1,051,716 shares of its common stock to Per Olof Ezelius, one of our directors of the Company and president of our NCI subsidiary. The shares are issuable as additional contingent consideration pursuant to the terms of the plan and merger agreement dated January 30, 1998. Mr. Ezelius may receive additional contingent shares in future years based on the financial performance of NCI through fiscal year 2001 pursuant to the plan and merger agreement.

                                 PROPOSAL NO. 4

APPROVAL OF THE SELECTION OF URBACH KAHN & WERLIN PC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2000.

The Board of Directors has selected Urbach Kahn & Werlin PC to audit the accounts of the Company for the fiscal year ending April 30, 2000. Such firm, which has served as the Company's independent auditor since April 1993, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

A representative of Urbach Kahn & Werlin PC is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote "FOR" the proposal (item 4 on the Proxy Card) approving the ratification of Urbach Kahn & Werlin PC as the Company's independent auditors for the fiscal year ending April 30, 2000. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, in favor of the proposed approval of the ratification of Urbach Kahn & Werlin PC as the Company's independent auditors. The ratification must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy and casting votes with respect to this proposal.

                          TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters other than those set forth herein and in the Notice of Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's 2000 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in Troy, New York by June 20, 2000 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                   FORM 10-KSB

A copy of the Company's Form 10-KSB is available at no charge upon written request to its Investor Relations Department at 300 Jordan Road, Troy, NY 12180.

                          APPENDIX 1 TO PROXY STATEMENT



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            IFS International, Inc.
                           Rensselaer Technology Park
                                300 Jordan Road
                              Troy, New York 12180

                                      PROXY


The undersigned hereby appoints  __________________ and  ______________________, and each of them, with power of substitution, to represent and vote on behalf of the undersigned all of the shares of IFS International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on December 6, 1999, at the offices of Carolina Income Management Group, LLC., 1400 Harding Place, Suite 100, Charlotte, N.C. 28204, and at any adjournment thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals more fully described in the notice of and proxy statement for the meeting, receipt of which are hereby acknowledged.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED BELOW AND ELECTION OF THE PERSONS NAMED BELOW AS DIRECTORS.


1. PROPOSAL FOR APPROVAL OF 400,000 ADDITIONAL SHARES ISSUABLE UNDER THE 1998 IFS INTERNATIONAL, INC. STOCK PLAN.

     [ ]FOR                 [ ]AGAINST                [ ]ABSTAIN

2. PROPOSAL FOR APPROVAL OF THE CHANGING THE NAME OF THE COMPANY TO "IFS INTERNATIONAL HOLDINGS, INC.

     [ ]FOR                 [ ]AGAINST                [ ]ABSTAIN

3.   ELECTION OF DIRECTORS.

    [ ]FOR all nominees listed below                 [ ]WITHHOLD AUTHORITY
       (except as marked to the contrary below)         to vote for all nominees
                                                        listed below


              Frank A. Pascuito, David L. Hodge, Simon J. Theobald,
     John P. Singleton, DuWayne J. Peterson, Per Olof Ezelius, C. Rex Welton

4. PROPOSAL FOR APPROVAL OF THE SELECTION OF URBACH KAHN & WERLIN PC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2000.

     [ ]FOR                 [ ]AGAINST                [ ]ABSTAIN



INSTRUCTION:
To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE-DESCRIBED PROPOSALS AND FOR ELECTION OF THE NAMED DIRECTOR NOMINEES. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the partnership or limited liability company name by authorized person.



                           Printed Name of Shareholder



Date





Signature



Signature if held jointly



Please sign and return this proxy in the enclosed, postage-paid envelope whether or not you attend the meeting. You may attend the meeting and void this proxy simply by voting your shares. I [ ] will [ ] will not attend the meeting.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.